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                                                                    EXHIBIT 23.4


    We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 19, 1996 with respect to the financial statements of the Broadcasting and Paging Operations of John H. Phipps, Inc. included in Amendment No. 4 to the Registration Statement (Form S-1) and related Prospectus of Gray Communications Systems, Inc. dated September 13, 1996.


                                          ERNST & YOUNG LLP


Atlanta, Georgia
September 13, 1996